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                                  EXHIBIT 22
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                          SUBSIDIARIES OF REGISTRANT


Parent
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West Town Bancorp, Inc.


                                                                 State of
Subsidiary                              Percentage Owned       Incorporation
----------                              -----------------      -------------

West Town Savings Bank                        100%                Illinois

West Town Insurance Agency, Inc. (1)          100%                Illinois


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(1)  First tier subsidiary of West Town Savings Bank.